 Exhibit 2

Peter Koxholt
H.B. Fuller Company
July 15, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        11999 Shares

Table II:

Employee Stock Option                 13228 Shares @ $23.4375/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 2, 1999
                                        expiring on January 4, 2009

Employee Stock Option                9448 Shares @ $27.375/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 1, 2000
                                        expiring December 1, 2009

Employee Stock Option                19480 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                17930 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 January 17, 2003
                                        expiring on January 17, 2012

Employee Stock Option                16386 Shares @ $27.90/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 9, 2003
                                        expiring on December 9, 2012